UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2005

ChevronTexaco Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-368-2 (Commission File Number)	94-0890210 (I.R.S. Employer No.)

6001 Bollinger Canyon Road, San Ramon, CA (Address of principal executive offices)	94583 (Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On April 4, 2005, ChevronTexaco Corporation entered into an agreement and plan of merger with Unocal Corporation, pursuant to which Unocal will, subject to satisfaction or waiver of the conditions set forth in the merger agreement, merge into a wholly owned subsidiary of ChevronTexaco Corporation.

     The acquisition consideration is structured as 75 percent stock and 25 percent cash. Unocal stockholders may elect to receive either 1.03 shares of ChevronTexaco stock or $65 in cash for each share of Unocal stock; however, both of these elections will be subject to proration.

     The merger is subject to Unocal stockholder and regulatory approvals, as well as other customary closing conditions. The merger agreement contains termination rights for each of Unocal and ChevronTexaco.

     The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 2 and incorporated herein by reference.

Additional Information and Where to Find It

     ChevronTexaco will file a Form S-4, Unocal will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). Investors are urged to read the Form S-4 and proxy statement when they become available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by ChevronTexaco free of charge by contacting ChevronTexaco Comptroller’s Department, 6001 Bollinger Canyon Road – A3201, San Ramon, CA 94583-2324. You may obtain documents filed with the SEC by Unocal free of charge by contacting Unocal Stockholder Services at (800) 252-2233, 2141 Rosecrans Avenue, Suite 4000, El Segundo, CA 90245, e-mail: stockholder_services@unocal.com.

Interest of Certain Persons in the Merger

     ChevronTexaco, Unocal, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Unocal’s stockholders in connection with the merger. Information about the directors and executive officers of ChevronTexaco and their ownership of ChevronTexaco stock is set forth in the proxy statement for ChevronTexaco’s 2005 Annual Meeting of Stockholders. Information about the directors and executive officers of Unocal and their ownership of Unocal stock will be set forth in the proxy statement for Unocal’s 2005 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

     Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decisions.

Cautionary Information regarding Forward-Looking Statements

     Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates, “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Unocal shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Unocal operations into ChevronTexaco will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of ChevronTexaco’s and Unocal’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, ChevronTexaco undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits

Number	Exhibit
2.1	Agreement and Plan of Merger dated as of April 4, 2005 among Unocal Corporation, ChevronTexaco Corporation and Blue Merger Sub Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2005

CHEVRONTEXACO CORPORATION
By:	/s/ M.A. Humphrey
M.A. Humphrey, Vice President and Comptroller
(Principal Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Number	Exhibit
2.1	Agreement and Plan of Merger dated as of April 4, 2005 among Unocal Corporation, ChevronTexaco Corporation and Blue Merger Sub Inc.